EXHIBIT 10.19

LEASE AGREEMENT, HEREINAFTER "THE AGREEMENT" EXECUTED BY AND BETWEEN THE COMMERCIAL ASSOCIATION SERTO, S.A. DE C.V., THROUGH ITS LEGAL REPRESENTATIVE MR. MAURICIO BENAVIDES PEREZ, REPRESENTING THE MENTIONED CORPORATION AND THROUGH ITS OWN RIGHT AS DEPOSITORY OF THE INDUSTRIAL PLANT, HEREIN AFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS THE LESSOR, AND BY THE COMMERCIAL ASSOCIATION "AVEX ELECTRONICS DE MEXICO, S.R.L. DE C.V., THROUGH ITS REPRESENTATIVE MR. STEPHEN A. NEVEU, HEREIN AFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS "LESSEE", WHICH AGREEMENT IS SUBJECT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

                         D E C L A R A T I O N S
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      I.- THE LESSOR DECLARES through its legal representative:

a)That it is a corporation duly incorporated according to the laws of the Mexican Republic, with sufficient capacity to execute the present AGREEMENT, as evidenced in Public Deed Number 1150, dated October 9, 1981, granted before Attorney Ramiro A. Bravo Rivera, Public Notary number 18 of Monterrey Nuevo Leon, which is duly recorded at the Public Registry of Property and Commerce under number 1274, Folio 189, Volume 249, Book 3, second AUXILIARY, deeds of Commercial Companies Commerce section dated Dec. 3, 1981.

b)That its representative C.P. MAURICIO BENAVIDES PEREZ, has sufficient authority to execute the present AGREEMENT, and that his authority has not been revoked or limited in any way, as evidenced in public deed 41,114 dated August 7, 1995, granted before Jesus Montano Garcia Public Notary Number 60 of Monterrey Nuevo Leon.

c)That its corporate purposes includes the possibility of binding itself in accordance with the terms of the present agreement.

d).-That THE LESSOR, as OWNER and possessor of the INDUSTRIAL PLANT, has sufficient legal entitlement, and is able to guarantee LESSEE, in the terms of this agreement, the peaceful and temporary use and enjoyment of an area of approximately 17,945 Square meters (SEVENTEEN THOUSAND NINE HUNDRED FORTY FIVE SQUARE METERS)
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which are composed by approximately 5,000 (FIVE THOUSAND SQUARE METERS) of warehouse space, approximately 578 (FIVE HUNDRED SEVENTY EIGHT SQUARE METERS) of office area, which totally add approximately 5,578 square meters of construction and the rest of the area are green areas and parking for approximately 12,367 Square meters, herein after THE INDUSTRIAL PLANT which is located in the PROPERTY of approximately 25,001 (twenty five thousand and one square meters) located in Circuito de la Productividad Number 132 in the Industrial Park Guadalajara with the location meter and bounds described in the blue print provided by the LESSOR and attached to this agreement as exhibit "2".

e).-That it has the sufficient authority to compromise in lease THE INDUSTRIAL PLANT to the LESSEE, having previously obtained for said purposes, every and each one of the authorizations necessary for the execution of this Agreement, which authorizations include but are not limited the authorization from The Technical Committee for The Condominium Parque Industrial Guadalajara to change the use of the land which is attached to this agreement as exhibit "3", as well as the necessary authorization from BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, as beneficiary of a mortgage on the land and as pledge creditor connected to the rights derived from the LEASE AGREEMENT executed by SERTO S.A. DE C.V. (AS LESSOR) and OPERADORA FARMACEUTICA DE OCCIDENTE, S.A. DE C.V. (AS LESSEE) attached to this agreement as exhibit "4".

f)That in this act it grants the option to purchase the INDUSTRIAL PLANT to the LESSEE having compiled with the conditions established herein for said purposes.

g)That simultaneously to the signature of this agreement it appears to the execution of a SUBLEASE AGREEMENT in which OPERADORA FARMACEUTICA DE OCCIDENTE S.A. de C.V. (As SUBLESSOR) executes with the LESSEE for an area of 7,056 SQUARE METERS which is attached herein as exhibit "11".

h).-That its address for all legal effects is 400 Calle Rio Panuco Oriente en la Colonia del Valle, Garza Garcia Nuevo Leon, c.p. 66220.


i).-That its intention is to execute and in fact they hereby execute this LEASE agreement in the terms and conditions established herein.
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II.- THE LESSEE declares through its legal representative:

a).-That it is a corporation legally incorporated according to the Mexican laws with sufficient capacity to execute this Agreement, as evidenced by Public Deed Number 4,953 dated June 27, 1997, granted before Mr. Jose Luis Villavicencio, Public Notary Number 218 of Mexico City Federal District, and recorded at the Public Registry of Property of Guadalajara, Jalisco, under inscription 64-65, volume 647, First Book of said registry, dated July 16, 1997.

b).-That its representative, MR. STEPHEN A. NEVEU has the sufficient authority to execute this Agreement, which authorities have not been revoked or limited in any way, as evidenced in the resolutions taken on January 13th, 1999, by the totality of the partners of Avex Electronics de Mexico S.R.L. de C.V. in which the representative was granted a special power to contract in regards to this transaction.

c).-That within its corporate purpose it may become bound to the terms of this agreement.

d).-That its intention is to execute the present AGREEMENT to use THE INDUSTRIAL PLANT to carry out its industrial activities and to install equipment,machinery,and offices in order to perform its purposes which mainly consist on designing, manufacturing, industrializing, processing and carrying out product engineering work; purchase, sell, import, export, assemble and distribute all types of materials and products; and render all types of services, including technical assistance, maintenance, and repair, to itself or to third parties.

e).- That its address for all legal effects will be the same address as the INDUSTRIAL PLANT. Copy of any notice related with the present agreement should be sent to Bismarck 192 B.P. Vallarta Norte, Guadalajara, Jalisco, MEXICO.

III.-  MR. MAURICIO BENAVIDES DECLARES:

a).-That according to the three credit agreements executed with BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, which are identified herein after, he was personally appointed
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depository of THE PROPERTY in the mortgage guarantee granted over the totality of the surface, as well as in the pledge guarantee derived from the rights arisen from the LEASE AGREEMENT executed by SERTO, S.A. DE C.V. (As lessor) and OPERADORA FARMACEUTICA DE OCCIDENTE, S.A. de C.V. (As lessee) rights over the INDUSTRIAL PLANT, having obtained the consent from said institution as evidenced in document attached as exhibit "4", as well as from any other institution, or authority, of which eventually its consent could be required for the execution of this document.

THE CONTRACTS REFERRED TO ABOVE ARE THE FOLLOWING:

i).-Simple Credit Operating Agreement contained in Public Deed number 28,890, dated December 20, 1995, executed by BANORTE (AS CREDITOR) AND LOMAS DE SATELITE SOCIEDAD ANONIMA DE CAPITAL VARIABLE (AS DEBTOR), for the amount of $1,584,333 UDIS (One million five hundred eighty four thousand and three hundred thirty three investment units) granting also the guarantees by SERTO S.A. DE C.V., as referred to in the preceding paragraph.

ii).-Simple Credit Opening Agreement contained in Public Deed number 28,936, dated December 29, 1995, and executed by BANORTE (AS CREDITOR), AND LOMAS DE SATELITE SOCIEDAD ANONIMA DE CAPITAL VARIABLE (AS DEBTOR), for the amount of $7,000,000.00 (Seven million new pesos national currency) granting also the guarantees referred to before.

iii).-Simple Credit Opening Agreement, with mortgage and pledge guarantees, which is contained in Public Deed number 31,529 dated February 27, 1998, and executed by BANORTE (AS CREDITOR), and SERTO, S.A. DE C.V. (AS DEBTOR), for the amount of $3,000,000.00 (Three million pesos national currency), granting also the guarantees referred to before.

IV.-  THE PARTIES DECLARE:

a)That for purposes of this AGREEMENT the terms listed below will have the following meanings:

a.1).- AGREEMENT: the present Lease Agreement of THE INDUSTRIAL PLANT.
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a.2).- THE INDUSTRIAL PLANT: the surface subject to the lease, formed by the warehouse area, with an approximate extension of 17,945 Sq. Mts. ( Seventeen thousand nine hundred forty five square meters) which are composed of 5,000 sq. mts. (five thousand square meters) of warehouse space and 578 sq. mts. (five hundred seventy eight square meters) of office areas, which totally add approximately 5,578 sq. mts. (Five thousand five hundred seventy eight meters) of construction and the rest are green areas and parking space for approximately 12,367 square meters herein after THE INDUSTRIAL PLANT of which a blue print provided by the LESSOR is attached as exhibit "12". The INDUSTRIAL PLANT is located in the property of an approximate 25,001 sq. mts. (Twenty five thousand and one square meters) located in the following address: Circuito de la Productividad number 132 in the Guadalajara Industrial Park and that for easier identification, a blue print will be attached hereto as Exhibit "2", provided by LESSOR which signed by the parties is an integral part of it.

a.3).- BEGINNING DATE.- the day from which this agreement will be effective and when the validity of the agreement will be calculated, which will be the day when the LESSEE, as such, occupies the INDUSTRIAL PLANT.

a.4).- TERMINATION DATE.- the last valid date of this agreement, unless the parties agree to exercise the extensions contemplated in this agreement, in said case the termination date will be the last valid date of the mentioned extension.

a.5).- VALIDITY.- the elapsed period between the BEGINNING DATE and the TERMINATION DATE.

a.6).- AUTHORIZED USES.- the industrial activities to be carried out by the LESSEE which have been authorized to take place in THE INDUSTRIAL PLANT by THE LESSOR and that are in accordance with the land use regulations of the location of the INDUSTRIAL PLANT, as well as with the municipal licenses for the operation of the company that the LESSEE will perform, according to the main activity that has been described in the declarations of this agreement. It is essential for this agreement to have effects between the parties that said activities are authorized by the competent Municipal authority, as well as to grant in its opportunity the corresponding construction permits for the intended construction in said INDUSTRIAL PLANT, if they are not approved it is a cause to terminate the agreement in advance.

a.7).- CONSUMER PRICE INDEX (CPI) The Consumer Price Index, determined by the Ministry of Labor and the Labor and Statistics Department published monthly in the United States of America.

a.8) ACCOUNT TO DEPOSIT RENT PAYMENT.- The account NO. 109793801 of Bank of Commerce of the city of Brownsville, Texas. In which the LESSEE shall pay the rent, by electronic wire transfer of funds, deposit or check.

b).- That it is their intention to execute and in fact they execute, this AGREEMENT in the terms and conditions specified in this document,according to the previous declarations and to the following:

                              C L A U S E S

                                                                  SUBJECT MATTER

FIRST .- LESSOR delivers in this act in lease to LESSEE, who receives and accepts, the temporary use and enjoyment of the INDUSTRIAL PLANT, under the conditions and status of use described in a general manner in exhibit "7"of this agreement, and under the terms and conditions established herein.

                                                                           PRICE

SECOND.- a) The price for the lease that LESSEE is bound to pay for the term of the occupation of the INDUSTRIAL PLANT is the amount of USCY $21,642.64 (Twenty one thousand six hundred forty two and sixty four cents U.S. CURRENCY) monthly, plus the corresponding Value Added Tax. The payment shall be made monthly in advance, within the first 5 days of each month.

b) The parties agree that the rent referred to in the preceding paragraph, will begin to be paid on March 15, 1999, provided that LESSOR has physically, legally and materially received the possession of the INDUSTRIAL PLANT, on that date or before and this agreement has been executed.
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c) The price of the sublease should be paid in United States Dollars or in
Mexican currency, according to the official exchange rate published by the Bank of Mexico in the Official Gazette of the Federation for the compliance of obligations in dollars, from the immediate prior day in which the payment in question is made, in accordance with the preceding paragraph.

d) The rent shall be paid by LESSEE to LESSOR by electronic transfer of funds, deposits or check, at the discretion of LESSEE in the ACCOUNT FOR THE RENT PAYMENT that LESSOR indicates, or in the one that LESSOR indicates in the future to LESSEE in writing at least fifteen working days in advance.

e) LESSOR shall give LESSEE monthly receipt for the payment of rent and of the corresponding V.A.T., which receipt shall comply with all fiscal requirements, be issued with the date of rent payment, and contain the amount paid in United States Dollars and the corresponding amount in Mexican Pesos, according to the exchange rate of the date payment is made as published in the Official Gazette of the Federation for the compliance of obligations.

f)It is expected that the price of the lease could be adjusted every anniversary of this agreement, in the same percentage that the CONSUMER PRICE INDEX increases (CPI) published in the United States of America.

                                                           TERM OF THE AGREEMENT

THIRD.- This AGREEMENT has an initial term of two years compulsory and binding for both parties. Such term will begin to be considered from the date of the initial date of this Agreement and will conclude on the termination date of the initial term or any of its extensions, or in the event that an anticipated termination cause operates or the rescission of this agreement. The initial term may be extended for up to three occasions for a term of two additional years in regards with the first two extensions and for one year in case of the last extension.

LESSEE shall exercise the above referred to right to extend, through a written notice delivered to SUBLESSOR at least 30 days before the date of the termination of the initial agreement.

In the event that the extension or extensions referred to in this clause take place, the agreement the original terms and conditions will survive and the parties will be bound by it irrespective of time or place.

LESSEE may terminate this agreement without any responsibility during the term of any of the extensions referred in the corresponding clauses of this agreement, by notifying LESSOR at least 90 days before the termination date.

                                         USE OF THE INDUSTRIAL PLANT AND DEPOSIT

FOURTH.- LESSEE may only use the leased INDUSTRIAL PLANT to carry out the activities contemplated in its corporate purposes and described in the declarations of this agreement. This use may not be modified without previous consent from LESSOR.

LESSEE delivers in this act to LESSOR a deposit equivalent to one month's rent, that is, an amount of USCY$ 21,642.64 (Twenty one thousand six hundred forty two and sixty four cents U.S. CURRENCY), which shall be fully reimbursed by SUBLESSOR at the termination date of this agreement, unless SUBLESSEE causes damages to the INDUSTRIAL PLANT not derived from the normal use, or when on the delivery date the corresponding water, light and electricity receipts contracted by THE LESSEE to operate in the INDUSTRIAL PLANT have not been paid in which case both parties will decide the use of the mentioned deposit.

This agreement constitutes the most effective receipt available by law, in regards to the delivery of said amount to SUBLESSOR.

                                                          AGREEMENT REGISTRATION

FIFTH.- If it is considered convenient during the term of this agreement the parties will register this agreement at the Public Registry of Property and Commerce of Guadalajara, in compliance with article 2105 of the Civil Code for the State of Jalisco. The expenses, fees and registration cost of the registration at the Public Registry or before any other authority, as well as the applicable"Legal Business Tax",if any, as well as any other right or tax shall be covered equally by LESSOR and LESSEE.

For purposes of the previous paragraph, any of the following persons will be authorized, who indistinctly could make the necessary process for the registration of the present agreement before the Public Registry or before any authority. Said persons are the following: Mauricio Alberto Benavides Morales, Martha Cecilia Cortes Munoz and/or Hugo Cuesta Leano.

                       MODIFICATIONS TO THE PROPERTY AND TO THE INDUSTRIAL PLANT

SIXTH.- Any material or substantial modification that alters or affects the structure of the INDUSTRIAL PLANT must be previously authorized by THE LESSOR, who is bound to respond to a request of that nature within 15 days from the request. Modifications to support manufacturing facilities and logistics will not require prior approval.

The modifications proposed by LESSEE and already approved by LESSOR include, but are not limited to the ones listed in exhibit "8" of this agreement. The parties agree that the fact that the proposed modifications by LESSEE listed in the exhibit mentioned, do not bind in any way SUBLESSEE to carry them out, therefore, LESSEE will have a discretional authority to determine whether it carries them out or not, according to its interests.

In the event that LESSEE intends to carry out additional modifications to the ones listed in the exhibit referred to above, the provision of paragraph one of this clause will apply.

On the date THE INDUSTRIAL PLANT is vacated,LESSEE may remove all and each of the improvements or modifications made to the INDUSTRIAL PLANT, with the only limitation that the removal of said improvements do not affect the structure of THE INDUSTRIAL PLANT, in which case, the parties may negotiate a price for the modifications made that LESSOR has an interest to keep in the INDUSTRIAL PLANT and LESSEE will discretionally determine whether such improvements will be left in exchange for the price offered.

                              TAXES AND RIGHTS FOR SERVICES AND CONDOMINIUM FEES

SEVENTH.- The property taxes caused THE INDUSTRIAL PLANT during the term of this AGREEMENT, as well as any other current or future tax or right on THE INDUSTRIAL PLANT will be covered by LESSOR.

The Value Added Tax on the rent, or its substitute according to the applicable laws, will be covered by LESSEE.

The charges for water consumption to be paid to the Intermunicipal Water and Sewer System (SIAPA), as well as the amounts for telephone services and lights services will be paid by LESSEE. The foregoing in the understanding that the charges for the connections have been previously paid, since the INDUSTRIAL PLANT already has such services.

The ordinary charges for maintenance charged by the Association of Co-owners of Parque Industrial Guadalajara, will be covered by LESSEE, however, the charges or extraordinary fees, or any other charge inherent to the owners of the property in the Industrial Park, will be covered by LESSOR.

LESSEE, with the collaboration of LESSOR shall either execute or modify the agreement with the Federal Electricity Commission for the supplying of electricity according to the characteristics and consumption required by the equipment to be installed in the leased INDUSTRIAL PLANT.

                                    MAINTENANCE, CONSTRUCTIONS AND APPRECIATION.

EIGHTH.- LESSEE will take care by itself, of maintaining, cleaning, and making minor repairs to THE INDUSTRIAL PLANT.

In the event that the city council or any other authority with jurisdiction, including the Co- owners Association of Parque Industrial Guadalajara, either directly or indirectly agree to carry out constructions or works that generates an obligation to pay to any of them for the benefit to THE INDUSTRIAL PLANT, this charges will be absorbed by LESSOR who is bound to hold LESSEE harmless from any claim or request for this reason.

All major repairs needed in the INDUSTRIAL PLANT, as well as in the ceilings, floors, internal or external walls and foundations, will be covered by LESSOR.

The LESSOR delivers the INDUSTRIAL PLANT guarantying that the ceilings, floors, internal or external walls and foundations are dully sealed, water proof, without leaking, complying with the customary construction standards, granting the guarantee for two years as of the signature of this agreement and binding to provide the corresponding maintenance.

Also, LESSOR will be responsible for the damages and losses that any defect in the construction or foundation of THE INDUSTRIAL PLANT causes to LESSEE, to any other party, or to their assets, or from any defect or structural damage of the INDUSTRIAL PLANT, that impedes or snags LESSEE to operate in a normal way in the same, unless said defect or structural damage has been caused by an irresponsible use of the LESSEE.

                                                                   ADVERTISEMENT

NINTH .- LESSOR authorizes LESSEE to paint or install in THE INDUSTRIAL PLANT, announcements related to the industrial and commercial activities of LESSEE, with no more limitations than the ones established in the Municipal Regulations.

The taxes, rights and expenses originated from this concept will be covered exclusively by LESSEE.

                                                           SUBLEASE AND TRANSFER

TENTH. - THE LESSEE may sublease the totality or part of THE INDUSTRIAL PLANT to its affiliated companies or subsidiaries prior notification to LESSOR. LESSEE may sublease part or all the INDUSTRIAL PLANT to any third party, with the prior consent from LESSOR,in the understanding that the LESSEE should adjust in its case to the provisions of this agreement.

LESSEE would also be able to transfer its rights and obligations with prior written authorization from LESSOR, who will grant it as long as the transferee, complies with the following condition:

That the proposed transferee has the sufficient solvency to cover the established obligations in this AGREEMENT and the ones legally applicable, to consider the solvency of said transferee it should be classified in a similar credit level as the one that would correspond to the LESSEE.

Once the transfer has been expressly accepted, and that the corresponding transferee has been authorized by LESSOR, and it has signed the corresponding agreement, having delivered the possession of THE INDUSTRIAL PLANT, LESSEE will be released from the rights and obligations generated in this AGREEMENT, in the understanding that the new transferee assumes the totality of the obligations, as well as the corresponding rights. Also,

LESSEE will be released from said rights and obligations, once they have vacated THE INDUSTRIAL PLANT.

                                                                       EXTENSION

ELEVENTH.- LESSEE will have the right to extend the term of this AGREEMENT for three occasions for additional terms of 2 (two) years for the first two extensions and for 1 (one) year for the last extension, from the expiration of the initial term referred to in clause third hereof, or in its case, from the expiration of the extension if the extension right has been exercised,with prior notice to the LESSOR at least 30 days before the termination of the initial term of this AGREEMENT or that of the corresponding extension.

In the event that LESSEE exercises his right to extend as established in this clause, it will have the right, during the term of said extension to terminate this agreement at any time, by giving written notification to LESSOR, 90 (ninety) days in advance.

                       INDIVISIBILITY OF THE OBLIGATION WITH THE LEASE AGREEMENT

CLAUSE TWELFTH.- The parties declare that on the same date of execution of this agreement, LESSEE executes with OPERADORA FARMACEUTICA DE OCCIDENTE S.A. DE C.V., a SUBLEASE AGREEMENT of an area of 7,056 Sq Mts. (SEVEN THOUSAND, FIFTY SIX SQUARE METERS) of construction, plus parking area and green areas, located within the INDUSTRIAL PLANT which have been identified in Exhibit "1". The parties also declare that because the areas are parts, and because they are indivisible without affecting the use to which LESSEE intends to devote the INDUSTRIAL PLANT to, the parties agree to link both agreements in such way that the revocation, cancellation or anticipated termination of any of them, automatically causes the revocation, cancellation or termination of the other, and in such a way that neither of them may survive or continue to be in force and effect, if the other one is not in force and effect as well. Therefore, the obligations and rights of the parties to this agreement and those of the mentioned lease agreement, are considered for legal effects indivisible.

                                                DELIVERY OF THE INDUSTRIAL PLANT

CLAUSE THIRTEENTH.- Once the term of this lease agreement and that of its extensions, if any, have come to an end, LESSEE shall deliver LESSOR the INDUSTRIAL PLANT in the terms of this AGREEMENT and in the conditions it was received, except for the modifications and improvements made that LESSEE decides to leave in the

INDUSTRIAL PLANT and except to the deterioration of the normal use of the INDUSTRIAL PLANT.

The modifications and improves made to the INDUSTRIAL PLANT during the term of this AGREEMENT, that cannot be removed without damaging the structure will be kept in benefit of LESSOR, the rest of the improvements that are removable may be removed by LESSEE.

                                   OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

CLAUSE FOURTEENTH - LESSEE will have an option to purchase the INDUSTRIAL PLANT, which right may be exercised at any time during the term of this agreement or those of its extensions, in the event that LESSOR, have financial difficulties that imply a risk that any of them could be declared in bankrupt or in bankruptcy process, or that in any way use, enjoyment or possession of the INDUSTRIAL PLANT by LESSEE is under risk during the term of this agreement or any of its extensions. LESSOR as legitimate owner of the INDUSTRIAL PLANT, grants in this act the Option to Purchase to the SUBLESSEE.

In order for LESSEE to exercise said option, the conditions referred to in the preceding paragraph should exist. In said case LESSEE should notify in writing to LESSOR, 45 forty five calendar days before the intended date of execution of the documents in which the transfer of THE INDUSTRIAL PLANT will be established in favor of LESSEE or in favor of whom it appoints.

The price of the sale-purchase will be calculated according to the appraisals conducted to determine the value of the INDUSTRIAL PLANT, in the understanding that for such purpose, LESSOR and LESSEE, will appoint each one an expert appraiser, and both will appoint a third expert appraiser, which expert's opinion will be the one determining the value of the INDUSTRIAL PLANT. That value will be used as basis to determine the price of the sale-purchase, in the event that LESSEE decides to exercise its option to purchase.

The parties agree that for the purposes of the appraisal of the INDUSTRIAL PLANT, the conditions to be taken as basis will be the ones in which THE INDUSTRIAL PLANT is found before LESSOR has made any improvements and modifications carried out during the term of this agreement, that is, the expert appraisers should make their appraisals without considering the appreciation of the improvements and modifications made by the LESSEE to the INDUSTRIAL PLANT.

For the purposes of the foregoing, LESSEE has made an appraisal before making the improvements to the INDUSTRIAL PLANT, where the status in which the INDUSTRIAL PLANT was found is detailed and its value at the time of the signature of this agreement is expressed in national currency. To calculate the value of the INDUSTRIAL PLANT in dollars the exchange rate used will be the one published in the Daily Gazette of the federation for the compliance of obligations in dollars on the date of the signature of this agreement, said appraisal will be attached as exhibit 9, the referred appraisal should be considered by the expert appraisers when they carried out their appraisal in the event that the LESSEE decides to exercise the option to purchase established herein. In the event that LESSEE decides to exercise the option to purchase the price to be used for the option to purchase will be covered by the LESSEE to SERTO S.A. de C.V. in dollars United States Currency at the exchange rate on the date of signature of this agreement.

LESSOR, in this act expressly confers the option to purchase THE IDUSTRIAL PLANT to LESSEE, which can be exercised if the condition established in the first paragraph of this clause is complied, LESSOR is bound to use the price of the sale-purchase to release THE INDUSTRIAL PLANT from any encumbrance, in order for it to be transferred to LESSEE free from any encumbrance or limitation. In case that LESSOR cannot release an encumbrance, it accepts that from the price of the sale-purchase, the amount of the encumbrance will be proportionally reduced, such deduction being calculated by the expert that appraises said plant for the exercise of the option to purchase.

LESSEE will also have the right of first refusal to acquire the INDUSTRIAL PLANT in case there is an intention to transfer it. For this purpose, LESSOR, shall notify LESSEE that there is an interested person or entity in acquiring the INDUSTRIAL PLANT. Such notice shall contain the terms and conditions in which the third party is willing to acquire the INDUSTRIAL PLANT. LESSEE will have a term of 15 (fifteen) days from the date it undoubtedly received the corresponding notice, to equal the conditions that LESSOR presents, or to notify LESSOR its lack of interest in the acquisition. The present right will be valid during the term of the present agreement and its extensions.

Once the initial validity term of two years of this agreement have expired and its extensions concluded, LESSEE will have the preferential right for a new lease, as long as it agrees and declares it within the following 8 (eight) days from the date it was notified of the price of the rent and other terms that LESSOR proposes for the new extension, which shall be in equal conditions with regards to other potential lessees.

                                                         RESCISSION OF THE LEASE

CLAUSE FIFTEENTH.- This lease agreement may be rescinded by LESSOR as a result of the following events:

a).- Lack of payment by LESSEE within the first 15 (fifteen) days of each month, during three consecutive months.

b).- If LESSEE is voluntarily or obligated to a bankruptcy or bankruptcy process.

c).- If a process to dissolve and liquidate LESSEE is started.

d).- If LESSEE makes substantial modifications to the leased INDUSTRIAL PLANT, affecting the structure and foundations without written authorization form LESSOR.

e).- Termination for any reason of the lease agreement attached to this document as Exhibit "11".

LESSEE will have a right, but not an obligation to early terminate this agreement without any penalty, in the case that for any reason and at any time it cannot use the INDUSTRIAL PLANT for the purposes it was leased, or in the event that the competent authorities do not grant construction permit for the intended modifications in the INDUSTRIAL PLANT according to the project attached herein as exhibit "8" or in the case that there is a change in the political, social or financial conditions of the country that could prevent it to continue with the profitable operation of its activities in the INDUSTRIAL PLANT.

LESSEE may also terminate this agreement without any responsibility, in case that for any reason or motive, not directly attributable to it, the permits or authorizations to operate in the INDUSTRIAL PLANT are canceled or revoked, or that for any cause out of its control, the use, enjoyment or peaceful possession of THE INDUSTRIAL PLANT is impeded or altered by any third party.

In the event that for the reasons referred to the preceding paragraphs the LESSEE decides to early terminate this agreement, LESSOR compromises to negotiate in good faith a fair compensation for LESSEE for the investments, improvements and modifications made to the INDUSTRIAL PLANT which if required, should be appraised by an expert appraiser, following the same mechanism established to determine the value of the INDUSTRIAL PLANT in the clause related with the option to purchase.

                                                       EXPANSION OR IMPROVEMENTS

CLAUSE SIXTEENTH.- LESSOR expressly authorizes LESSEE to carry out the improvements and modifications referred in Exhibit "8" of this document, in the understanding that the foregoing shall not be construed as an obligation for LESSEE to carry them out. LESSEE may request LESSOR to expand or create of additional improvements. LESSOR will analyze the request presented by LESSEE being bound to respond within the following ten days from the date it was notified, in the understanding that the additional modifications will be made with prior written express authorization from LESSOR.

The expansions that in its case might be carried out in the terms of the clause, will be subject to the preferential rights to lease and to the option to purchase contemplated in the corresponding clause of AGREEMENT.

In case that LESSEE makes expansions or constructs additional surfaces in the INDUSTRIAL PLANT, this will not be considered for the rent payment referred in the corresponding clause of this agreement, since they will stay in benefit of the INDUSTRIAL PLANT at the termination of the initial term of the agreement and its extensions.

                                                            VISIT AND INSPECTION

CLAUSE SEVENTEENTH. - LESSEE shall authorize LESSOR or the persons it appoints, access to the INDUSTRIAL PLANT, to verify the use of it, as well as its status and situation, with a prior written notice that LESSOR shall provide at least ten working days in advance, as long as said visit does not alter the normal activities of LESSEE in the INDUSTRIAL PLANT, and it take place during working days and hours.

                          AUTHORITY OF LESSOR TO ENCUMBER OR TRANSFER ITS RIGHTS

CLAUSE EIGHTEENTH.- LESSOR may transfer or encumber the rights derived form the lease agreement, with prior written authorization from LESSEE. SUBLESSOR expressly binds not to cede, encumber or transfer the rights derived from this agreement to any company related with the trade business or activity carried out by the SUBLESSEE. In case that there is a new SUBLESSOR, it will be surrogated in the obligations and will have the rights and obligations derived from this AGREEMENT.

The foregoing in the understanding that the powers granted to LESSOR referred to in this clause, may not be exercised in regards to individuals or companies, or entities, dedicated to the same activity as the LESSEE, or to any branch or subsidiary of them, or that for any reason there would exist a conflict of interest between the new LESSOR and the LESSEE, without prior written consent from LESSEE.

                                                                      COMMISSION

CLAUSE NINETEENTH.- Any commission originated in regards to this agreement shall be paid directly by the LESSOR.

CLAUSE TWENTIETH.- THE LESSEE binds to obtain an Insurance policy in favor of the LESSOR with full coverage in order to protect against the following risks: fire, earthquakes, tornadoes, hurricanes, explosions, snow storms, damages caused by car accidents, damages caused by smoke, vandalism, theft and other risks that could be covered by a full coverage policy, with a coverage amount that covers the value of the damages that could be suffered by the INDUSTRIAL PLANT.

                                                                       INSURANCE

The insurance will be valid during the term of this agreement. In the event that the LESSOR cedes or transfers in any way the rights derived from this LEASE agreement, the policy should be modified to add the transferee as beneficiary of the policy, including rent payment if necessary.

The premium to be paid for the insurance referred in the present clause will be covered by the LESSEE.

                                                         GUARANTEE TO THE LESSEE

CLAUSE TWENTY FIRST.- THE LESSOR in this act grants its consent, agree to hold the LESSEE harmless, of any conflict, process, or claim resulting form application of the ecological regulations, of State or Federal nature applicable to the subject matter of the lease, that could be originated, with regards to the observations referred in the environmental study mentioned in exhibit "10" of this Agreement.

      For purposes of the preceding paragraph, the parties agree that the obligations of THE LESSEE or returning the leased property in the conditions it was received, it will be subject to consider for purposes of returning it, that on the receipt date of possession of the lease property, the land and soil in which the property is constructed, and found in the conditions mentioned in the referred Exhibit "7".

      In regards to the soil of the PROPERTY in which the INDUSTRIAL PLANT is constructed, if form the result of the analysis practiced it is necessary to carried out any actions to solve the status of the soil, this will be an obligation of the LESSOR, who is binded to carried them out and to cover expenses originated.

                                      INTERPRETATION AND RESOLUTION OF CONFLICTS

CLAUSE TWENTY SECOND.- For everything related with the construction and performance of this agreement the parties agree to submit to the provisions of the laws for the State of Jalisco, Mexico.

In regards to the resolution of any controversy that could arise the parties shall try to solve it through good faith negotiations during 60 (sixty) days following form that when the controversy or dispute arises. If once said term has elapsed the parties do not come to an agreement, said controversy will be solved through Arbitration before The Commercial Arbitration and Mediation Center for the Americas CAMCA according to their rules.

The Arbitral Procedure will be in this city of Guadalajara, Jalisco, and it will be handled before only one arbitrator, which will be appointed by mutual agreement by THE LESSOR and THE LESSEE. In case that the parties do not agree on the appointment of one arbitrator, each one will appoint one arbitrator who will appoint a third arbitrator, which will be appointed following the referred rules.

The language to be used in the arbitration will be Spanish, except for the Arbitral Resolution, which should be issued in English and Spanish, the arbitral resolution will be definitive and should voluntarily adopted by the parties. In case that the parties do not voluntarily adopt the issued resolution, same will be presented for its execution before the Jurisdiction of a competent Judge in the City of Guadalajara, Jalisco.

The losing party, will be responsible for the fees, expenses and costs of the prevailing party, originated from the Arbitration and its execution.

                                                                        LANGUAGE

CLAUSE TWENTY THIRD.- This agreement has been prepared in English and Spanish. In the case that there is an inconsistency between the two versions, the Spanish version will prevail.

Having read the present AGREEMENT and being aware of its scope and content, the parties ratify and sign it in three copies in the city of Guadalajara, Jalisco on February 22, 1999 (nineteen ninety nine) along with two witnesses that also subscribe it, in all and each one of the ________ pages.

                               THE LESSOR


                        /s/C.P. MAURICIO BENAVIDES PEREZ
                               SERTO S.A. DE C.V.

                       Repr: C.P. Mauricio Benavides Perez


                               THE LESSEE

                               /s/STEPHEN A. NEVEN
                    AVEX ELECTRONICS DE MEXICO, SRL, DE C.V.

                         Repr:  Stephen A. Neven


                               DEPOSITARY


                        /s/C.P. MAURICIO BENAVIDES PEREZ
                         C. P. Mauricio Benavides Perez



WITNESS                                         WITNESS
/s/                                             /s/